CLENERGEN CORPORATION
LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS

     Years Ended October 31, 2008 and 2007,
Period from( inception) October 27, 2005 to October 31, 2008 and Nine Months Ended July 31, 2009 and 2008 (Unaudited)

CLENERGEN CORPORATION LIMITEDAND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

Board of Directors
Clenergen Corporation Limited
       and Subsidiary
London, UK

We have audited the accompanying consolidated balance sheets of Clenergen Corporation Limited and Subsidiary (the "Company"), a development stage company, as of October 31, 2008 and 2007, and the related consolidated statements of income, cash flows, and stockholders’ deficiency for the two years then ended and the cumulative period from October 27, 2005 (date of inception) through October 31, 2008. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clenergen Corporation Limited and Subsidiary, a development stage company, as of October 31, 2008 and 2007, and the results of their operations and their cash flows for the two years then ended and the cumulative period from October 27, 2005 (date of inception) through October 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has no revenues, has suffered significant operating losses, and is dependent upon its stockholders to provide sufficient working capital to meet its obligations and sustain its operations. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
November 9, 2009

CLENERGEN CORPORATION LIMITED
(A Development Stage Company)

Consolidated Balance Sheets
	July 31, 2009	October 31, 2008	October 31, 2007
	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$25,675	$13	$31
Advances to stockholder	53,761
Total Current Assets	79,435	13	31

Furniture and equipment	6,670
Other Assets	9,293
Total Assets	$95,398	$13	$31

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable and accrued expenses	$101,727	$-	$32,160
Notes Payable - Current	32,895	32,944	-
Advances from stockholders	711,852	3,427,070	4,279,938
Total Current Liabilities	846,474	3,460,013	4,312,098

Note Payable - Long Term	-	-	41,263

Toatl Liabilities	846,474	3,460,013	4,353,361

Stockholders' Deficiency:
Common Stock, $0.016 par value; 150,000,000 share authorized as of
July 31, 2009; $1.90 par value; 7,500 shares authorized as of
October 31, 2008 and 2007, respectively
10,938,216, 7,500 and 7,500 shares outstanding, respectively	179,905	14,242	14,242
Additional paid-in capital	3,562,199	-	-
Deficit accumulated during the development stage	(4,839,816)	(3,891,123)	(3,890,151)
Accumulated Other Comprehensive Income (loss)	346,636	416,880	(477,421)
Total Stockholders' Deficiency	(751,075)	(3,460,000)	(4,353,330)
Total Liabilities and Stockholders' Deficiency	$95,398	$13	$31

See notes to consolidated financial statements.

CLENERGEN CORPORATION LIMITED
(A Development Stage Company)

Consolidated Statements of Operations
			Period from
			October 27,			Period from
	Year Ended	Year Ended	2005 (inception)	Nine Months	Nine Months	October 27,
	October 31,	October 31,	to October 31,	Ended July 31,	Ended July 31,	2005 (inception)
	2008	2007	2008	2009	2008	to July 31, 2009
				(unaudited)	(unaudited)	(unaudited)
Operating Expenses:
Research and development	$175	$295,831	$2,275,043	$700,823	$175	$2,975,865
General and administrative	797	436,624	1,616,080	247,871	797	1,863,951
Total Operating Expenses	972	732,456	3,891,123	948,694	972	4,839,816

Net Loss	$(972)	$(732,456)	$(3,891,123)	$(948,694)	$(972)	$(4,839,816)

See notes to consolidated financial statements.

CLENERGEN CORPORATION LIMITED
(A Development Stage Company)

Consolidated Statements of Cash Flows

			Period from October	Nine Months	Nine Months	Period from October
	Year Ended	Year Ended	27, 2005 (inception)	Ended July 31,	Ended July 31,	27, 2005 (inception)
	October 31, 2008	October 31, 2007	to October 31, 2008	2009	2008	to July 31, 2009
				(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(972)	$(732,456)	$(3,891,123)	$(948,694)	$(972)	$(4,839,816)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(32,160)	(172,701)	-	101,727	(32,160)	101,727
Other Assets				(9,293)		(9,293)
Net Cash Used in Operating Activities	(33,132)	(905,157)	(3,891,123)	(856,260)	(33,132)	(4,747,382)

Cash Flows from Investing Activities:
Additions to furniture and equipment	-	-	-	(6,670)	-	(6,670)
Net Cash Used in Investing Activities	-	-	-	(6,670)	-	(6,670)

Cash Flows from Financing Activities:
Proceeds common stock purchase	-	-	14,242	300,792	-	315,034
Advances (to) / from stockholders	(861,187)	1,179,242	3,404,509	658,043	(861,187)	4,062,552
Proceeds note payable	-	41,263	41,263	-	-	41,263
Net Cash Provided by Financing Activities	(861,187)	1,220,505	3,460,014	958,835	(861,187)	4,418,849

Effect of exchange rate changes on cash	894,302	(315,412)	416,880	(70,244)	894,302	346,636

Net Decrease in Cash	(18)	(64)	(14,229)	25,662	(18)	11,433
Cash, beginning of period	31	95	14,242	13	31	14,242
Cash, end of period	$13	$31	$13	$25,675	$13	$25,675

Non-Cash Investing and Financing Activities:
Advances from stockholders converted into
common stock				$3,427,070		$3,427,070

See notes to consolidated financial statements.

CLENERGEN CORPORATION LIMITED
(A Development Stage Company)

Statements of Stockholders' Deficiency
For the Period October 27, 2005 (date of inception) to July 31, 2009

				Deficit
				accumulated	Accumulated
				during the	Other	Total
	Common Stock		Additional Paid-	development	Comprehensive	Stockholders'
	Shares	Par Value	in Capital	stage	Income (Loss)	Deficiency
				(unaudited)

Founder's Stock - October 27, 2005 (inception)	7,500	$14,242	$-	$-	$-	$14,242
Foreign currency translation adjustment		-	-	-	(162,010)	(162,010)
Net loss	-	-	-	(3,157,695)		(3,157,695)
Balances October 31, 2006	7,500	14,242	-	(3,157,695)	(162,010)	(3,305,462)

Foreign currency translation adjustment	-	-	-	-	(315,412)	(315,412)
Net loss	-	-	-	(732,456)		(732,456)
Balances October 31, 2007	7,500	14,242	-	(3,890,151)	(477,421)	(4,353,330)

Foreign currency translation adjustment		-	-	-	894,302	894,302
Net loss	-	-	-	(972)		(972)
Balances October 31, 2008	7,500	14,242	-	(3,891,123)	416,880	(3,460,000)

Issuance of Common Stock	10,930,716	165,663	3,562,199	-	-	3,727,862
Foreign currency translation adjustment	-	-	-	-	(70,244)	(70,244)
Net loss	-	-	-	(948,694)	-	(948,694)
Balances July 31, 2009 (Unaudited)	10,938,216	$179,905	$3,562,199	$(4,839,816)	$346,636	$(751,075)

See notes to consolidated financial statements.

1.	Description of Company and Summary of Significant Accounting Policies

Organization and Principal Activities – In October 2005, Enhanced Biofuels Technologies Limited (“EBT”), a London, UK corporation, was formed. In November 2006, all of the outstanding shares of EBT were exchanged for shares of Rootchange Limited (formerly MGS Development Company Limited). In April 2009, the assets of Rootchange were sold to Clenergen Corporation Limited (the “Company”).

The above exchanges were accounted for as a reorganization of entities under common control, in a manner similar to a pooling-of-interest. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence through out the periods presented. The assets and liabilities of the parties to the reorganization have been stated at their historical amounts in the consolidated financial statements.

The principal activity of the Company has been the development of a business model specifically designed for large end users, such as mining companies to encompass a strategy for the on site production of its energy requirements, utilizing the significant advancements in Agri-science and technology. Historically, the location of mining operations have suffered from fuels shortages due to their remote location, high associated with the transportation/ logistics for importation of fossil fuels and blackouts where local electricity supplies used as a source of energy.

Principles of Consolidation - The consolidated financial statements of Company include the accounts of Clenergen Corporation Limited and its 99.99% owned subsidiary, Clenergen India Private Limited. All significant intercompany balances and transactions have been eliminated.

Property and equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation of equipment is recognized over the estimated useful lives of the respective asset on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful lives or the remainder of the lease term.

Income taxes - Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Research and development - Research and development costs are charged to operations as incurred and include direct costs of research scientists and materials and an allocation of other core scientific services.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation – The Company’s assets and liabilities have been translated using the exchange rate at the balance sheet date. The weighted average exchange rate for the period has been used to translate expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (comprehensive income (loss).)

Comprehensive income (loss) - Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles in the United States of America are included in comprehensive income but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders' equity. The Company's other comprehensive income is comprised of foreign currency translation adjustments. Comprehensive income is reported by the Company in the consolidated statements of operations.

2.	Recent Accounting Pronouncements

In April 2009, the FASB issued Staff Position No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, or FSP FAS 107-1 and APB 28-1. FSP FAS 107-1 and APB 28-1 amends FAS 107, Disclosures about Fair Value of Financial Instruments (“FAS No. 107”), to require an entity to provide disclosures about fair value of financial instruments in interim financial information and amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. Under FSP FAS 107-1 and APB 28-1, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, entities must disclose, in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods, the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by FAS No. 107. FSP FAS 107-1 and APB 28-1 are effective for interim and annual reporting periods ending after June 15, 2009. The Company has evaluated this new statement and has determined that it will not have a significant impact on the determination or reporting of its financial results.

In April 2009, the FASB issued Staff Position No. 115-2 and FAS 124-2, Recognition and Presentation of Other-Than- Temporary Impairments, or FSP FAS 115-2 and FAS 124-2. FSP FAS 115-2 and FAS 124-2 (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under FSP FAS 115-2 and FAS 124-2, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. FSP FAS 115-2 and FAS 124-2 are effective for interim and annual reporting periods ending after June 15, 2009. The Company has evaluated this new statement and has determined that it will not have a significant impact on the determination or reporting of its financial results.

In April 2009, the FASB issued Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, or FSP FAS 157-4. FSP FAS 157-4 affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. FSP FAS 157-4 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. FSP FAS 157-4 also amended FAS No. 157 to expand certain disclosure requirements. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company has evaluated this new statement and has determined that it will not have a significant impact on the determination or reporting of its financial results.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, (“FSP 141(R)-1”). FSP 141(R)-1 amends and clarifies FAS No. 141(R). FSP 141(R)-1 requires an acquirer to recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the fair value cannot be determined during the measurement period, an asset or a liability shall be recognized at the acquisition date if the asset or liability can be reasonably estimated and if information available before the end of the measurement period indicates that it is probable that an asset existed or that a liability had been incurred at the acquisition date. FSP 141(R)-1 amends the disclosure requirements of FAS No. 141(R) to include business combinations that occur either during the current reporting period or after the reporting period but before the financial statements are issued. FSP 141(R)-1 is effective for fiscal years beginning after December 15, 2008 and interim periods within those years. This statement was effective November 1, 2009. Management is currently evaluating the impact of FSP 141(R)-1 on the Company’s financial statements.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (“FAS 165”), which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of FAS 165 for the quarter ended June 30, 2009. The Company considered the disclosure of all subsequent events through the issuance date of this report. The adoption of FAS 165 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued Statement No. 168 (“FAS168”), “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“FAS162”). FAS 168 replaces FAS 162 “The Hierarchy of Generally Accepted Accounting Principles” and establishes the “FASB Accounting Standard Codification” (Codification) as a source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. FAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has evaluated this new statement and has determined that it will not have a significant impact on the determination or reporting of its financial results.

3.	Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the period since October 27, 2005 (date of inception) through October 31, 2008 and the nine months ended July 31, 2009 (unaudited), the Company has had a cumulative net loss of $3,891,123 and $4,839,816, respectively. The Company had working capital deficits of $3,460,000 and $767,039 at October 31, 2008 and July 31, 2009, respectively. As of July 31, 2009, the Company has not emerged from the development stage. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate additional financing. Since inception, the Company has financed its activities principally from the use of advances from shareholders to pay for its operations. The Company intends on financing its future development activities and its working capital needs largely from the issuance of stock through a merger with a public company, until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

4.	Advances to / from Stockholders

Advances to / from to stockholders represents non-interest bearing cash advances to the Company, which funded the research and development activities since inception. No formal agreement exists.

5.	Income Taxes

As of July 31, 2009 (unaudited), October 31, 2008 and 2007, the Company had net operating loss carry forwards of approximately $4,800,000, $3,900,000 and $3,900,000, respectively for United Kingdom (“UK”) income tax purposes. Under UK tax law, the Company’s loss carry forwards may be lost upon a change in control and may be carried forward indefinitely.

Based on the uncertainty of whether the Company’s tax loss carry forwards may ultimately be utilized, a 100% valuation allowance has been recorded its loss carry forwards.

The components of deferred tax assets are as follows:

	July 31,	October 31,
	2009	2008	2007
	Unaudited

Loss carry forwards	$1,344,000	$1,092,000	$1,092,000
Valuation allowance	(1,344,000)	(1,092,000)	(1,092,000)
Net deferred tax asset	$0	$0	$0

6.	Stockholders' Equity

On October 27, 2005 (date of inception), 7,500 shares were issued and outstanding at a par value and purchase price of $14,242. In April 2009, stockholders’ advances approximating $3,038,000 were converted into 5,865,175 shares of common stock.

7.	Uncertain Tax Positions

The Company has elected to defer the application of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"), as permitted by FASB Staff Position FIN 48-3 (FSP FIN 48-3).

In accordance with the guidance in FSP FIN 48-3, the Company is not required to implement the provisions of FIN 48 until fiscal years beginning after December 15, 2008. As such, the Company has not implemented those provisions in its 2008 financial statements.

8.	Subsequent Events

In April 2009, the Company's authorized shares were increased to 150,000,000. During the period August 2009 through September 2009, 2,703,309 shares of common stock were and issued for proceeds of $288,800.

During August and September 2009, the Company leased various land in India and the Republic of Guyana with yearly rents ranging from $38,000 to $55,000. These lease agreements range from ten years to twenty- five years.